Exhibit 99-1

TransDigm Inc. Announces Receipt of Required Consents in Consent Solicitation

CLEVELAND, OHIO, June 8, 2006 - TransDigm Inc., a wholly-owned subsidiary of TransDigm Group Incorporated (NYSE: TDG), announced today that it had received, as of 5:00 p.m. New York City time, on June 8, 2006, tenders and consents from holders of approximately 99.85% of the outstanding principal amount of its 8 3/8% Senior Subordinated Notes due 2011 (the “Notes”), in connection with its previously announced cash tender offer and consent solicitation for the Notes.

As a result of the receipt of the requisite consents, TransDigm intends to enter into a supplemental indenture effecting the proposed amendments, substantially as described in the Offer to Purchase and Consent Solicitation Statement dated May 25, 2006 and the related Consent and Letter of Transmittal (the “Offer Documents”), with the trustee under the indenture governing the Notes. The proposed amendments, which will eliminate most of the restrictive covenants and certain events of default contained in the indenture, will become effective when TransDigm accepts for purchase the Notes validly tendered pursuant to the terms of the Offer Documents.

In accordance with the terms of the Offer Documents, tendered Notes may no longer be withdrawn and delivered consents may no longer be revoked, unless the tender offer and the consent solicitation are terminated without any Notes being purchased or TransDigm is required by law to permit withdrawal or revocation.

Holders who have not yet tendered their Notes may tender until midnight, New York City time, on the evening of June 22, 2006, unless extended or earlier terminated by TransDigm. The purchase price for any such tendered Notes is described in the Offer Documents. In addition, the pricing terms for the Notes will be determined as described in the Offer Documents and will be announced on June 9, 2006 (unless TransDigm, in its sole discretion, establishes a new price determination date).

The tender offer is subject to the conditions set forth in the Offer Documents, including TransDigm obtaining the financing necessary to pay for the Notes tendered and the consents delivered and to refinance all of the other indebtedness of TransDigm and its affiliates described in the Offer Documents.

TransDigm has retained Credit Suisse Securities (USA) LLC to act as Dealer Manager in connection with the tender offer and consent solicitation. Questions about the tender offer and consent solicitation may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) or (212) 538-0652 (collect). Copies of the Offer Documents and other related documents may be obtained from MacKenzie Partners, Inc., the information agent for the tender offer and consent solicitation, at (800) 322-2885 (toll free) or (212) 925-5500 (collect).

The tender offer and consent solicitation are being made solely by means of the Offer Documents. Under no circumstances shall this press release constitute an offer to purchase or the solicitation of an offer to sell the Notes or any other securities of TransDigm. It also is not a solicitation of consents to the proposed amendments to the indenture governing the Notes. No recommendation is made as to whether holders of the Notes should tender their Notes or give their consents.

Safe Harbor for Forward-Looking and Cautionary Statements

Certain statements in this press release are forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of TransDigm Group Incorporated, the ultimate parent of TransDigm Inc., to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Statements regarding the tender offer and the consent solicitation, as well as any other statements that are not historical facts in this press release are forward-looking statements that involve certain risks, uncertainties and assumptions. These include, but are not limited to, general market conditions, whether the conditions to the closing of the tender offer and consent solicitation are satisfied (including whether the financing transactions described in the Offer Documents are consummated) and other factors detailed in the filings made by TransDigm Group Incorporated and TransDigm Inc. with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. Except as required by applicable law, neither TransDigm Group Incorporated nor TransDigm Inc. undertakes any duty to update these forward-looking statements due to new information or as a result of future events.

About TransDigm Group

TransDigm Group Incorporated, through its wholly-owned subsidiaries, including TransDigm Inc., is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include ignition systems and components, gear pumps, mechanical/electro-mechanical actuators and controls, NiCad batteries/chargers, power conditioning devices, hold-open rods and locking devices, engineered connectors, engineered latches and cockpit security devices, lavatory hardware and components, specialized AC/DC electric motors and specialized valving.

CONTACT:

Investor Relations
216.706.2945
ir@transdigm.com